Exhibit 99.1

CITADEL SECURITY SOFTWARE REPORTS SECOND QUARTER 2006 RESULTS; REVENUE RISES 10% AND NET LOSS DECREASES 52% VERSUS YEAR EARLIER PERIOD

DALLAS--(BUSINESS WIRE)--Aug. 14, 2006--Citadel Security Software Inc. (OTCBB:CDSS), a leader in enterprise vulnerability management and policy compliance solutions, today announced financial results for its second quarter ended June 30, 2006. Revenue for the three months ended June 30, 2006 was $2,956,530 compared to $2,693,301 for the three months ending June 30, 2005. For the quarter ended June 30, 2006, the Company reported a net loss to common shareholders of $2,406,565 or $(0.08) loss per share, compared to a net loss to common shareholders of $5,465,394, or $(0.18) loss per share in the 2005 second quarter. The net loss for the second quarter declined from the year-earlier period as a result of the Company's cost reduction initiatives which commenced in the third quarter of 2005. Cash operating expenses(1), a Non-GAAP measure, declined approximately $2.9 million in the second quarter of 2006 versus the same quarter of 2005. Non-cash expenses (i.e. depreciation, software amortization and stock based compensation expense) increased approximately $400,000 primarily due to approximately $366,000 of stock based compensation expense recognized during the quarter ended June 30, 2006. Selling, general and administrative expenses of $3.4 million for the three months ended June 30, 2006 were approximately $2 million lower than the comparable three months of 2005.

For the six months ended June 30, 2006, the Company had revenue of $8,382,579 versus $4,433,227 for the first six months of 2005, and a net loss to common shareholders of $3,298,496 or $(0.11) loss per share, which compares to a net loss to common shareholders of $10,718,612, or $(0.36) loss per share, for the first six months of 2005. The increase in revenue was a result of an increase in the number and size of orders for Hercules(R) from customers in the commercial and government sectors primarily in first quarter of 2006. The net loss for the second quarter declined from the year-earlier period as a result of higher revenue and the Company's cost reduction initiatives. Cash operating expenses(1), a Non-GAAP measure, declined approximately $4.5 million in the six months ended June 30, 2006 versus the similar period in 2005. Non-cash expenses (i.e. depreciation, software amortization and stock based compensation expense) increased approximately $900,000, of which nearly $800,000 was related to stock based compensation expense. Selling, general and administrative expenses for the six months ended June 30, 2006 were $7.5 million compared $10.3 million in the first six months of fiscal 2005.

During the second quarter, the Company received orders for Hercules, its flagship security solution, for software, content, support and services from the Department of Treasury, PlaceNameFairfax PlaceTypeCounty(placeStateVirginia), State Street Bank, Verizon, DemandTec, and First Horizon, among others. In addition, 20 Hercules(R) FlashBox appliances were shipped to two agencies within the Department of Defense. Hercules(R) FlashBox, which was first available for shipment in May 2006, is a plug-and-play appliance designed and developed to assist with the simplification of managing security content across widely distributed and disconnected networks.

"We continue to make steady progress with our new sales strategy, as demonstrated by new customers in the financial, telecommunications, healthcare and government sectors," said Mr. Solomon "We remain focused on ways we can drive near-term revenue through multiple smaller purchases from enterprise customers. The recent introduction of the Hercules appliance and Flashbox 2.5 has generated interest from small and mid-sized businesses, while still offering a unique value proposition to our largest customers. We believe that our sales strategy, as it matures, will result in a more predictable base of revenue. In addition, while we remain highly focused on tight cost control, and will continue to manage our expenses conservatively throughout the year, we are committed to offering superior vulnerability management and policy compliance solutions. During the second quarter, we released Hercules 4.1 and Flashbox 2.5. New features and enhancements in Hercules 4.1 include patch management, improved UNIX support, scanner import filtering, reboot deferral, and improved performance of the Hercules Administrator console. The main focus for Flashbox
2.5 was integration with Hercules 4.0 Service Pack 2, V-Flash improvements, and defect resolution. We are already receiving a favorable response from customers to these initiatives."

Business Outlook:

The Company expects sales of Hercules(R) to increase throughout the second half of the year. Historically, Citadel has received the largest portion of its annual sales order value during the second half of the year. Backlog of orders and unrecognized deferred revenue was $5.9 million at the end of the second quarter. The sales pipeline remains strong and the Company continues to see a steady flow of requests-for-proposals and technical proofs of concepts. The Company continues to make constructive changes in its sales organization aimed at shortening the sales cycle. In addition, it remains focused on tight expense control. During the second half of 2006, the Company expects to add new products which improve and complement its core Hercules technology. The Company believes that improved sales effectiveness, new product offerings, and disciplined cost control will enable it to post improved results in the second half of 2006.

All of the comments above are based on information available to management as of the date of this press release. Should these expectations not be realized, actual results may differ materially from the expectations expressed above. Please refer to the Unaudited Financial Tables following this release for the details and comparisons to prior periods for the numbers reported above.

About Citadel

Citadel Security Software Inc. delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the US Department of Defense, at the US Department of Veterans Affairs, the US Department of Energy, MCI, Raytheon and within other government and commercial organizations. For more information on Citadel, visit http://www.citadel.com, or
                                                      ----------------------
call 888-8CITADEL.

Notes:

1. Operating expenses prior to non cash items including software amortization, depreciation and stock option compensation expense offset by capitalization of software development costs. See reconciliation under Non-GAAP Measures in the Unaudited Financial Tables.

Safe Harbor/Forward-looking Statements:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: adjustments to reported revenues based on audit adjustments and revenue recognition accounting requirements; uncertainties related to the issuance of a patent by the United States Patent and Trademark Office; the possibility of other intellectual property rights held by third parties related to the technology; uncertainty related to projected cost savings from restructuring activities; the economic and geopolitical environment; changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company's ability to attract and retain qualified personnel. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.

UNAUDITED FINANCIAL TABLES
--------------------------

                                             CITADEL SECURITY SOFTWARE INC.
                                          UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                                                             JUNE 30,      DECEMBER 31,
                                                                                               2006            2005
                                                                                           -------------  --------------
                                                        ASSETS
                                          --------------------------------------
CURRENT ASSETS
  Cash and cash equivalents                                                                $    176,808   $   1,320,376
  Accounts receivable-trade, less allowance of $163,843 at June 30, 2006 and $209,000 at
    December 31, 2005                                                                         1,949,306       2,570,090
  Prepaid expenses and other current assets                                                   1,260,324         932,591
                                                                                           -------------  --------------
  Total current assets                                                                        3,386,438       4,823,057

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $3,303,519 and $2,483,398                                                                4,306,108       5,126,228

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $7,824,219 and $6,625,180                                       4,381,359       4,431,322

OTHER ASSETS                                                                                     75,438          84,812
                                                                                           -------------  --------------
  TOTAL ASSETS                                                                             $ 12,149,343   $  14,465,419
                                                                                           =============  ==============

                                           LIABILITIES AND STOCKHOLDERS' DEFICIT
                                          --------------------------------------
CURRENT LIABILITIES
  Factoring line of credit                                                                 $    634,014   $     924,777
  Accounts payable and accrued expenses (including $628,790 and $80,725
      payable to an officer at June 30 2006 and December 31, 2005, respectively)              4,128,005       3,721,551
  Accrued compensation and payroll tax obligations                                            1,333,005       1,245,401
  Current portion of deferred revenue                                                         4,472,380       4,680,328
                                                                                           -------------  --------------
  Total current liabilities                                                                  10,567,404      10,572,057

LONG-TERM DEBT                                                                                3,750,000       3,750,000
DEFERRED REVENUE, LESS CURRENT PORTION                                                          665,835         398,342
OTHER NON-CURRENT LIABILITIES                                                                   557,633         609,912

COMMITMENTS AND CONTINGENCIES

CONVERTIBLE PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized;
    Series A Preferred Stock, 15,000 shares issued and outstanding at
      June 30, 2006 and December 31, 2005, liquidation preference of $15,000,000             10,422,299      10,422,299
    Series B Preferred Stock, 7,000 shares issued and outstanding at
      June 30, 2006 and December 31, 2005, liquidation preference of $7,000,000               5,247,688       5,247,688
COMMON STOCK, $.01 par value per share; 100,000,000 shares authorized;
  30,518,230 shares issued and outstanding at June 30, 2006 and December 31, 2005               305,182         305,182
ADDITIONAL PAID-IN CAPITAL                                                                   46,951,070      46,179,211
ACCUMULATED DEFICIT                                                                         (66,317,768)    (63,019,272)
                                                                                           -------------  --------------
Total Stockholders' Deficit                                                                  (3,391,529)       (864,892)
                                                                                           -------------  --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                              $ 12,149,343   $  14,465,419
                                                                                           =============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                            CITADEL SECURITY SOFTWARE INC.
                                   UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                        JUNE 30,                   JUNE 30,
                                                                  2006          2005          2006          2005
                                                              ------------  ------------  ------------  -------------
Revenue
  License fees                                                $   899,029   $   613,418   $ 4,577,677   $    807,276
  Content, subscription, and customer support services          1,695,224     1,201,350     3,155,457      2,361,861
  Professional services                                           362,277       878,533       649,445      1,264,090
                                                              ------------  ------------  ------------  -------------
    Total revenue                                               2,956,530     2,693,301     8,382,579      4,433,227

Costs of revenue
  Software amortization                                           584,387       520,717     1,199,040      1,005,276
  Content, subscription, and customer support services costs      293,507       421,077       663,507        882,259
  Professional services costs                                     109,364       188,875       202,922        313,134
  Shipping and other costs                                         94,747        26,970       152,993         34,320
                                                              ------------  ------------  ------------  -------------
    Total costs of revenue                                      1,082,005     1,157,639     2,218,462      2,234,989

Operating expenses
  Selling, general and administrative expense                   3,393,998     5,401,818     7,469,047     10,272,412
  Product development expense                                     348,782       701,216       868,107      1,044,060
  Depreciation and amortization of property and equipment         407,969       438,559       820,120        856,874
                                                              ------------  ------------  ------------  -------------
    Total operating expenses                                    4,150,749     6,541,593     9,157,274     12,173,346
                                                              ------------  ------------  ------------  -------------
    Operating loss                                             (2,276,224)   (5,005,931)   (2,993,157)    (9,975,108)

Interest income                                                     9,318        21,698        12,843         47,125
Interest expense                                                 (139,659)      (63,569)     (318,182)      (123,995)
                                                              ------------  ------------  ------------  -------------
Loss before income taxes                                       (2,406,565)   (5,047,802)   (3,298,496)   (10,051,978)
Provision for income taxes                                              -             -             -              -
                                                              ------------  ------------  ------------  -------------
Net loss                                                       (2,406,565)   (5,047,802)   (3,298,496)   (10,051,978)

Preferred stock dividends                                               -       (81,250)            -       (268,750)
Fair value adjustment for exchanged warrants                            -      (274,800)            -       (274,800)
Non-cash accretion of preferred stock beneficial
conversion feature                                                      -       (61,542)            -       (123,084)
                                                              ------------  ------------  ------------  -------------
Net loss to common shareholders                               $(2,406,565)  $(5,465,394)  $(3,298,496)  $(10,718,612)
                                                              ============  ============  ============  =============
Net loss per share to common shareholders
  - basic and diluted                                         $     (0.08)  $     (0.18)  $     (0.11)  $      (0.36)
                                                              ============  ============  ============  =============
Weighted average common shares outstanding
  - basic and diluted                                          30,518,230    29,877,708    30,518,230     29,861,807
                                                              ============  ============  ============  =============

The accompanying notes are an integral part of these consolidated financial statements.

                                 CITADEL SECURITY SOFTWARE INC.
                         UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                         2006          2005
                                                                     ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         $(3,298,496)  $(10,051,978)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
      Depreciation and amortization                                    2,019,160      1,862,150
      Provision for returns, allowances, and bad debts                       825              -
      Write-off of trade account receivable against revenue reserve      (45,157)             -
      Stock-based compensation expense                                   771,859         88,000
      Amortization of deferred credit for tenant incentive
        recorded as leasehold improvements                               (52,279)             -
      Amortization of debt issuance costs recorded as
        interest expense                                                   9,374         13,659
      Changes in operating assets and liabilities:
          Accounts receivable - trade                                    665,116       (506,902)
        Prepaid expenses and other current assets                       (327,733)       361,759
          Accounts payable and accrued expenses                         (141,611)           276
  Accrued compensation and payroll tax obligations                        87,604       (372,517)
          Deferred revenue                                                59,545       (459,332)
                                                                     ------------  -------------
      NET CASH USED IN OPERATING ACTIVITIES                             (251,793)    (9,064,885)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                      -     (1,203,583)
      Capitalized software development costs                          (1,149,077)    (1,706,818)
                                                                     ------------  -------------
      NET CASH USED IN INVESTING ACTIVITIES                           (1,149,077)    (2,910,401)

CASH FLOWS FROM FINANCING ACTIVITIES
      Net proceeds from issuance of preferred stock and warrants               -      6,902,396
      Net payments of long-term debt                                           -       (640,909)
      Payment of preferred stock dividends                                     -       (375,000)
      Net payments made on factoring accounts receivable                (290,763)             -
      Advances from an officer                                         1,110,408              -
      Repayment of advances from an officer                             (562,343)             -
      Net proceeds from the exercise of employee stock options                 -         16,000
                                                                     ------------  -------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                          257,302      5,902,487
                                                                     ------------  -------------
      Net decrease in cash and cash equivalents                       (1,143,568)    (6,072,799)
      Cash and cash equivalents at the beginning of the period         1,320,376      9,838,154
                                                                     ------------  -------------
      Cash and cash equivalents at the end of the period             $   176,808   $  3,765,355
                                                                     ============  =============

Supplemental cash flow information:
  Interest paid                                                      $   196,310   $    110,336
                                                                     ============  =============
  Income taxes paid                                                  $         -   $          -
                                                                     ============  =============
Non-cash financing items:
  Accretion of convertible preferred stock beneficial
    conversion feature                                               $         -   $    123,084
                                                                     ============  =============
  Fair value of warrants issued in conjunction with
    sale of preferred stock                                          $         -   $  1,204,060
                                                                     ============  =============
  Fair value adjustment of exchanged warrants                        $         -   $    274,800
                                                                     ============  =============
  Fair value of warrants issued in conjunction with bank lines
    of credit recorded as deferred financing costs                   $         -   $     31,317
                                                                     ============  =============
  Preferred stock dividend accrued                                   $         -   $     81,250
                                                                     ============  =============

Non GAAP Measures

Citadel has elected to provide guidance on a pro forma non-GAAP basis, including terms used in this press release such as cash operating expenses and non-cash expenses, believing that it provides meaningful information for the Company in evaluating operations and managing and benchmarking performance. Citadel has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of the Company's business outlook and to illustrate the effect that future performance could have. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. A reconciliation of cash operating expenses and non-cash expenses for the three and six months ended June 30, 2006 and 2005, respectively is shown below.

                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                   JUNE 30,                   JUNE 30,
                             2006          2005          2006          2005
                         ------------  ------------  ------------  ------------
Revenue                  $ 2,956,530   $ 2,693,301   $ 8,832,579   $ 4,433,227

Content, subscription,
  and customer support
    services costs           293,507       421,077       663,507       882,259
Professional services
  costs                      109,364       188,875       202,922       313,314
Shipping and other
  costs                       94,747        26,970       152,993        34,320
Selling, general and
  administrative
  expense                  3,393,998     5,401,818     7,469,047    10,272,412
Product development
  expense, net of
  capitalized software
  development costs          348,782       701,216       868,107     1,044,060
Plus: Capitalized
  software development
  costs                      629,507       703,874     1,149,077     1,706,818
Less: Stock based
  employee compensation
  expense                   (365,910)            -      (771,859)            -
                         ------------  ------------  ------------  ------------
Total of cash
  operating expenses       4,503,995     7,443,830     9,733,794    14,253,003

Software amortization        584,387       520,717     1,199,040     1,005,276
Depreciation and
  amortization of
  property and
  equipment                  407,969       438,559       820,120       856,874
Plus: Stock based
  compensation
    expense                  365,910             -       771,859             -
                         ------------  ------------  ------------  ------------
Total of non-cash
  operating expenses       1,358,266       959,276     2,791,019     1,862,150

Less: Capitalized
  software development
  costs                     (629,507)     (703,874)   (1,149,077)   (1,706,818)
                         ------------  ------------  ------------  ------------
    Total Operating
      Costs                5,232,754     7,699,232    11,375,736    14,408,335
                         ------------  ------------  ------------  ------------
    GAAP Operating Loss  $(2,276,224)  $(5,005,931)  $(2,993,157)  $(9,975,108)
                         ============  ============  ============  ============

CONTACTS
Citadel Security Software Inc.
Steve Solomon, 214-750-2454
ssolomon@citadel.com
or
CEOcast, Inc.
Daniel Schustack, 212-732-4300